UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 20, 2013, Alexander & Baldwin, Inc. (the “Company”) consummated its previously announced purchase of a portfolio of commercial properties in Hawaii for $373 million from Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, Castle Kaopa LLC, and Harold K. L. Castle Foundation. The foregoing description of the transaction is qualified in its entirety by reference to (i) the Purchase and Sale Agreement and Joint Escrow Instructions, dated October 18, 2013, between Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, and Castle Kaopa LLC, on one hand, and A&B, on the other; (ii) First Amendment of Purchase and Sale Agreement and Joint Escrow Instructions, dated November 18, 2013, between Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, and Castle Kaopa LLC, on one hand, and A&B, on the other; (iii) the Purchase and Sale Agreement and Joint Escrow Instructions, dated October 18, 2013, between Harold K. L Castle Foundation and A&B; and (iv) First Amendment of Purchase and Sale Agreement and Joint Escrow Instructions, dated November 18, 2013, between Harold K. L Castle Foundation and A&B, which were filed with the Securities and Exchange Commission on November 21, 2013.

To date, the Company has funded 72% of the purchase price with proceeds principally from the sale of a number of its U.S. Mainland commercial properties via tax-deferred 1031 exchanges and the assumption of a $12 million mortgage loan.  The Company has temporarily financed the balance of the purchase price and currently expects to pay off the financing with additional planned commercial property or other 1031 sales.

Item 9.01.  Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements described by Item 9.01(a) of Form 8-K are not included in this Form 8-K, and will be provided by the Company in an amended Form 8-K no later than 71 calendar days after the date this Form 8-K is filed, pursuant to Item 9.01(a)(4).

(b)     Pro Forma Financial Information.

The pro forma financial information described by Item 9.01(b) of Form 8-K is not included in this Form 8-K, and will be provided by the Company in an amended Form 8-K no later than 71 calendar days after the date this Form 8-K is filed, pursuant to Item 9.01(b)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller